AXIS Capital Bank of America Merrill Lynch Insurance Conference 2012 New York, NY John Charman, CEO and President February 15, 2012 Exhibit 99.1

Safe Harbor Disclosure
Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:
• The occurrence and magnitude of natural and man-made disasters,
• Actual claims exceeding our loss reserves,
• General economic, capital and credit market conditions,
• The failure of any of the loss limitation methods we employ,
• The effects of emerging claims, coverage and regulatory issues,
• The failure of our cedants to adequately evaluate risks,
• Inability to obtain additional capital on favorable terms, or at all,
• The loss of one or more key executives,
• A decline in our ratings with rating agencies,
• Loss of business provided to us by our major brokers,
• Changes in accounting policies or practices,
• The use of industry catastrophe models and changes to these models,
• Changes in governmental regulations,
• Increased competition,
• Changes in the political environment of certain countries in which we operate or underwrite business, and
• Fluctuations in interest rates, credit spreads, equity prices and/or currency values.
This report is for informational purposes only. It should be read in conjunction with the documents that we file with the
Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.
Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,”
“predict,” “potential,” “intend” or similar expressions.  Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans.  Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair value of our investment portfolio, our expectations regarding pricing and other market conditions and valuations of the potential impact of movements in interest rates, equity prices, credit spreads and foreign currency rates.

3 Our Mission To become the Leading Global Specialty Insurer and Reinsurer as defined by Quality, Sustainability and Profitability

Diversified Global Insurer
AXIS Insurance
2011 GPW by LOB = $2,122 million
52% of Consolidated GPW
AXIS Insurance  2002-2011 GPW
AXIS Insurance
Aggregate
2002-2011 2011
GPW $18.0 Bn $2.1 Bn
NPW $12.2 Bn $1.5 Bn
Combined Ratio 81% 98%
Underwriting Profit $2.0 Bn $35 M
Property
30%
Marine
11%
Terrorism
2%
Aviation
3%
Credit and
political risk
2%
Professional
lines
36%
Liability
10%
A&H
6%
$0
$500
$1,000
$1,500
$2,000
$2,500
A&H/Other
Liability
Professional lines
Credit and political risk
Aviation
Terrorism
Marine
Property

Diversified Global Reinsurer
AXIS Reinsurance
2011 GPW by LOB = $1,974 million
48% of Consolidated GPW
AXIS Reinsurance  2002-2011 GPW
AXIS Reinsurance
Aggregate
2002-2011 2011
GPW $13.9 Bn $2.0 Bn
NPW $13.7 Bn $2.0 Bn
Combined Ratio 89% 119%
Underwriting Profit(Loss) $1.4 Bn $(362) M
$0
$500
$1,000
$1,500
$2,000
$2,500
Other
Engineering
Liability
Motor
Credit and bond
Professional lines
Property
Catastrophe
Catastrophe
24%
Property
18%
Professional lines
14%
Credit and bond
15%
Motor
12%
Liability
12%
Engineering
3%
Other
2%

Excellent Financial Performance
ROACE and Diluted Book Value per Share
(1)
Common Dividends Per Share
2003     2004     2005     2006     2007     2008    2009    2010    2011
(1) Diluted book value per share calculated using Treasury stock method.  Note 12/31/02 diluted book value per share is pro forma for AXIS Capital IPO
(2) Value creation calculated on change in diluted book value per share and cumulative declared dividends
10-Year Average ROACE 14.2%
10-Year BVPS
(1)
CAGR 11.8%
10-Year Value Creation
(2)
CAGR 13.7%
Excellent returns over time, despite several unprecedented industry stresses, and consistent dividend increases since IPO
$0
$5
$10
$15
$20
$25
$30
$35
$40
$45
2002 2003 2004 2005 2006 2007 2008 2009 2010 2011
BVPS (1) ROACE
0%
5%
10%
15%
20%
25%
30%
$0.14
$0.50
$0.60
$0.62
$0.68
$0.76
$0.81
$0.86
$0.93
$0.00
$0.10
$0.20
$0.30
$0.40
$0.50
$0.60
$0.70
$0.80
$0.90
$1.00

7 7
AXIS Strategy In Current Market Environment
Underwriting Investments
Capital
Manage risk appetite
Incorporate lessons
from recent
experience
Prepare to accelerate
underwriting
Continue to cultivate
distribution footprint
and new initiatives
(e.g. A&H)
Maintain exposure to
investment-grade
spread assets
Maintain liquidity and
shorter duration
Optimize total return
through continued
diversification away
from interest rate
sensitive assets
Maintain financial
flexibility
Maintain financial
strength but “right
size” to opportunity
Dividend policy
characterized  by
consistent increase
and attractive yield
Focused on a strong foundation for underwriting execution and a strong, stable and competitive capital base with financial flexibility appropriate for this phase of the P&C cycle

AXIS is Well Positioned
Global insurance and reinsurance platform
Diversified book of business by product and geography
Excellent market reputation
Deep relationships
Ability to access and underwrite complex risks
Strong entrepreneurial and underwriting culture
Strong capital and ratings and conservative balance sheet
Successful track record

Conclusion
Capacity for greater-than-industry growth in favorable markets and less-than-industry revenue reduction in difficult markets
Sufficient scale to provide larger capacity – competitive advantage
Not so large as to lose agility
Sufficient diversity to manage cycle and volatility successfully
Continued investment in franchise
Focused on delivering long-term value for our shareholders
Industry-leading underwriting results
Industry-leading ROACEs with industry-average volatility
Industry-leading book value growth with industry-average volatility
Financial goal of 15% average ROACE, but recognize difficulty of achieving in a record low interest-rate environment